EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Stockholders of Marmion Industries, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Marmion Industries, Inc. (the "Company") of our report dated September 10, 2004 which appears in the Company's Form 8-K/A for the years ended December 31, 2003 and 2002.

/s/ LOPEZ, BLEVINS, BORK & ASSOCIATES, LLP

LOPEZ, BLEVINS, BORK & ASSOCIATES, LLP

Houston, Texas
October 1, 2004


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